EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-271807 and 333-281507) and Form S-8 (Nos. 333-233582, 333-266504, 333-280136 and 333-288016) of Cadiz Inc. of our report dated March 30, 2026 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
March 31, 2026